                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated November
10, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Report to Shareholders of the Target
2005 Fund, Target 2010 Fund, Target 2015 Fund, Target 2020 Fund, Target 2025
Fund, and Target 2030 Fund which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Kansas City, MO
January 26, 2004